UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 11, 2007

The New York Times Company

(Exact name of Registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Eighth Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   On October 11, 2007, certain amendments to each of the following plans (collectively, the “Plans”) were made, pursuant to authorization from the Board of Directors of The New York Times Company (the “Company”) or otherwise as consistent with their terms:

•      The New York Times Company Non-Employee Directors Deferral Plan

•      The New York Times Company 1991 Executive Cash Bonus Plan

•      The New York Times Company 1991 Executive Stock Incentive Plan

•      The New York Times Company Supplemental Executive Retirement Plan

•      The New York Times Company Deferred Executive Compensation Plan

The purpose of the amendments was to make technical changes required to bring the Plans into compliance with the final regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended.

The foregoing description is qualified in its entirety by reference to the Plans, copies of which are attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 10.1	The New York Times Company Non-Employee Directors Deferral Plan
Exhibit 10.2	The New York Times Company 1991 Executive Cash Bonus Plan
Exhibit 10.3	The New York Times Company 1991 Executive Stock Incentive Plan
Exhibit 10.4	The New York Times Company Supplemental Executive Retirement Plan
Exhibit 10.5	The New York Times Company Deferred Executive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: October 12, 2007	By:	/s/ Rhonda L. Brauer
Rhonda L. Brauer, Secretary and Corporate Governance Officer

Exhibit List

Exhibit 10.1	The New York Times Company Non-Employee Directors Deferral Plan
Exhibit 10.2	The New York Times Company 1991 Executive Cash Bonus Plan
Exhibit 10.3	The New York Times Company 1991 Executive Stock Incentive Plan
Exhibit 10.4	The New York Times Company Supplemental Executive Retirement Plan
Exhibit 10.5	The New York Times Company Deferred Executive Compensation Plan